						Exhibit 99.2
Kerr-McGee Corporation
Fourth Quarter and Year-to-Date 2004
Reconciliation of Reported to Adjusted Net Income
Unaudited

	Fourth Quarter 2004			Year-to-Date 2004

		Other			Other
Millions of dollars, except per share amounts	Reported	Items	Adjusted	Reported	Items	Adjusted
			Non-GAAP			Non-GAAP
Operating Profit
Exploration and Production
Domestic	$392.5	$(8.8)	$383.7	$1,304.2	$29.1	$1,333.3
North Sea	83.7	-	83.7	316.9	-	316.9
China	33.8	-	33.8	51.8	-	51.8
Other International	(3.1)	-	(3.1)	(10.6)	-	(10.6)
Asset Impairments / Loss associated with Assets Held for Sale	(35.9)	35.9	-	(57.4)	57.4	-
Total Production Operations	471.0	27.1	498.1	1,604.9	86.5	1,691.4
Exploration Expense	(140.5)	-	(140.5)	(355.5)	-	(355.5)
	330.5	27.1	357.6	1,249.4	86.5	1,335.9
Chemicals
Pigment	9.3	3.5	12.8	(80.1)	132.0	51.9
Other	(1.6)	2.7	1.1	(11.4)	12.1	0.7
	7.7	6.2	13.9	(91.5)	144.1	52.6
Total	338.2	33.3	371.5	1,157.9	230.6	1,388.5

Net Interest Expense	(61.9)	-	(61.9)	(239.0)	-	(239.0)
Loss from Equity Affiliates	(2.6)	-	(2.6)	(25.9)	-	(25.9)
Derivatives and Devon Stock Revaluation	(2.3)	2.4	0.1	2.0	(2.9)	(0.9)
Foreign Currency Losses	(6.0)	6.0	-	(14.5)	14.5	-
Other Expenses	(55.9)	12.2	(43.7)	(226.3)	96.1	(130.2)
Provision for Income Taxes	(75.7)	(20.2)	(95.9)	(250.2)	(119.4)	(369.6)
Net Income	$133.8	$33.7	$167.5	$404.0	$218.9	$622.9

Net Operating Profit
Exploration and Production	$206.7	16.7	$223.4	$787.2	55.5	$842.7
Chemicals - Pigment	5.1	2.3	7.4	(53.0)	86.0	33.0
Chemicals - Other	(1.0)	1.8	0.8	(7.4)	7.9	0.5
Total	210.8	20.8	231.6	726.8	149.4	876.2
Net Interest Expense	(39.7)	-	(39.7)	(153.6)	-	(153.6)
Loss from Equity Affiliates	(1.7)	-	(1.7)	(16.8)	-	(16.8)
Derivatives and Devon Stock Revaluation	(1.5)	1.6	0.1	1.3	(1.8)	(0.5)
Foreign Currency Losses	(3.9)	3.9	-	(9.5)	9.5	-
Other Expenses	(30.2)	7.4	(22.8)	(144.2)	61.8	(82.4)
Net Income	$133.8	$33.7	$167.5	$404.0	$218.9	$622.9

Diluted Earnings Per Share	$0.86		$1.07	$3.11		$4.71

Adjusted after-tax income and the related measure per diluted share exclude items that management deems to not be reflective of the company's core operations. These measures are non-GAAP financial measures. Management believes that these measures provide valuable insight into the company's core earnings from operations and enable investors and analysts to better compare core operating results with those of other companies by eliminating items that may be unique to the company. Other companies may define these items differently, and the company cannot assure that adjusted after-tax income is comparable with similarly titled amounts for other companies.

Kerr-McGee Corporation
Fourth Quarter and Year-to-Date 2004
Schedule of Other Items
Unaudited

	Fourth Quarter 2004			Year-to-Date 2004
Millions of dollars	Before		After	Before		After
	Tax	Tax	Tax	Tax	Tax	Tax
Exploration & Production
Asset Impairments & Loss Associated with Assets Held For Sale	$(35.9)	$13.1	$(22.8)	$(57.4)	$20.4	$(37.0)
Restructuring	(0.5)	0.1	(0.4)	(3.3)	1.1	(2.2)
2003 Workforce Reduction Program	(0.6)	0.2	(0.4)	(0.6)	0.2	(0.4)
Nonhedge Derivatives	22.2	(7.8)	14.4	(12.9)	4.5	(8.4)
Insurance Premium Adjustment	(12.3)	4.8	(7.5)	(12.3)	4.8	(7.5)
Total E&P	(27.1)	10.4	(16.7)	(86.5)	31.0	(55.5)

Chemical
Pigment Operations
Mobile Plant Shutdown	(1.0)	0.3	(0.7)	(6.7)	2.2	(4.5)
Savannah Plant Write-down	0.4	(0.2)	0.2	(122.1)	42.7	(79.4)
2003 Workforce Reduction Program	(0.4)	0.2	(0.2)	(0.4)	0.2	(0.2)
Antwerp Operating Profit	-	-	-	(0.3)	-	(0.3)
Insurance Premium Adjustment	(3.5)	1.3	(2.2)	(3.5)	1.3	(2.2)
Other Adjustments	1.0	(0.4)	0.6	1.0	(0.4)	0.6
Total Pigment	(3.5)	1.2	(2.3)	(132.0)	46.0	(86.0)

Other
Forest Products Operating Profit & Shutdown	(1.7)	0.5	(1.2)	(9.2)	3.1	(6.1)
2003 Workforce Reduction Program	(0.6)	0.2	(0.4)	(0.6)	0.2	(0.4)
Environmental	(1.1)	0.4	(0.7)	(3.0)	1.1	(1.9)
Other Workforce Reduction Program	0.7	(0.2)	0.5	0.7	(0.2)	0.5
Total Other	(2.7)	0.9	(1.8)	(12.1)	4.2	(7.9)
Total Chemical	(6.2)	2.1	(4.1)	(144.1)	50.2	(93.9)

Other
Derivatives and Devon Stock Revaluation	(2.4)	0.8	(1.6)	2.9	(1.1)	1.8
Foreign Currency Loss	(6.0)	2.1	(3.9)	(14.5)	5.0	(9.5)
Other
Gain on Sale of Devon Stock	-	-	-	2.1	(0.8)	1.3
Litigation	(1.5)	0.5	(1.0)	(6.4)	2.3	(4.1)
2003 Workforce Reduction Program	(0.6)	0.2	(0.4)	(0.6)	0.2	(0.4)
Other Corporate Severance & Relocation	(0.4)	0.2	(0.2)	(2.6)	0.9	(1.7)
Insurance Premium Adjustment	(0.1)	-	(0.1)	(0.1)	-	(0.1)
Environmental Reimbursements Accrued	4.3	(1.7)	2.6	14.2	(5.1)	9.1
Environmental Provisions	(13.9)	5.6	(8.3)	(102.7)	36.8	(65.9)
Total Other	(12.2)	4.8	(7.4)	(96.1)	34.3	(61.8)

Total	$(53.9)	$20.2	$(33.7)	$(338.3)	$119.4	$(218.9)

Adjusted after-tax income and the related measure per diluted share exclude items that management deems to not be reflective of the company's core operations. These measures are non-GAAP financial measures. Management believes that these measures provide valuable insight into the company's core earnings from operations and enable investors and analysts to better compare core operating results with those of other companies by eliminating items that may be unique to the company. Other companies may define these items differently, and the company cannot assure that adjusted after-tax income is comparable with similarly titled amounts for other companies.